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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




           DATE OF REPORT (DATE OF EVENT REPORTED): September 7, 1999



                              INTILE DESIGNS, INC.
       (Exact name of small business issuer as specified in its charter)



                       Commission file number 33-49854-A


                 DELAWARE                             13-3625325
         (State of Incorporation)         (I.R.S. Employer Identification No.)


       9716 OLD KATY ROAD, SUITE 110
              HOUSTON, TEXAS                             77055
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (713) 468-8400


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)

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                    ITEM 1. Changes in Control of Registrant
                              ITEM 5. Other Events

         On September 7, 1999, stockholders holding a majority of the issued and outstanding common stock of Intile Designs, Inc. (the "Company"), executed written consents pursuant to section 228 of the General Corporation Law of Delaware for the purpose of removing Tom Mackey Barnes and E.B. Richards, Jr. as Directors of the Company. This stockholder action effects a change in control and membership of the board of directors of the Company.

         Immediately following the stockholder action, the remaining Director executed a unanimous written consent removing Tom Mackey Barnes as Chairman of the Board, Chief Executive Officer and Secretary of the Company. George C. Siller, Jr., President, was then elected to Chief Executive Officer and Calvin Doyle Smith, Vice President - Finance and Administration, was elected to also serve as Secretary of the Company.

         Tom Mackey Barnes and E.B. Richards, Jr. had been named as directors on August 13, 1999 in a special meeting of the Board of Directors (pursuant to replacement of director vacancy provisions within the Company's By-Laws) to fill the remaining terms of Barry Feiner and Sidney Dworkin, respectively, who had resigned earlier in the year.

         The Company remains under the protection of Chapter 11 of the U.S. Bankruptcy Code, having filed a voluntary petition for such protection on May 14, 1999 (see the Company's Form 8-K filed on May 28, 1999). The Company remains in possession of its assets and is administering the case as Debtor-in-Possession. The case file number is 99-34760-H1-11.

         An independent third party is negotiating with the Company's primary lender to purchase the Company's senior secured debt. The successful completion of this transaction may result in the Company negotiating a conversion of all or a portion of the acquired outstanding debt into common stock of the Company. This conversion is anticipated to result in the dilution, which could be significant, to the current stockholders of the Company. Specific terms of the anticipated conversion have not been established. Agreement has been reached with an asset-based lender to provide a $3,000,000 line of credit, contingent upon the completion of the transfer and settlement of the Company's outstanding debt with its primary lender and the execution of the necessary subordination agreements. This agreement provides for immediate funding of certain amounts defined in the agreement's borrowing based formulas.

         While the Company cannot predict the specific outcome of these transactions, management believes that the injection of working capital through a line of credit, the restructuring of its debt and the recapitalization efforts will provide a basis for the Company's emergence from bankruptcy.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATED:  September 15, 1999               INTILE DESIGNS, INC.

                                         By: /s/ G. C. SILLER JR.
                                             -----------------------------
                                             G. C. Siller, Jr., President